UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2025

Date of Report (Date of earliest event reported)

LIMINATUS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Centerpointe Drive #625, La Palma, CA	90623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 273-5453

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2025, Liminatus Pharma, Inc. (the “Company”) received notices from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was no longer in compliance with (i) Nasdaq Listing Rule 5450(b)(2)(A) due to its failure to maintain a minimum Market Value of Listed Securities (MVLS) of $50,000,000 (the “MVLS Rule”), based upon a review of the Company’s MVLS for the last 30 consecutive business days and (ii) Nasdaq Listing Rule 5450(b)(2)(C) due to its failure to maintain a minimum Market Value of Publicly Held Shares (MVPHS) of $15,000,000 (the “MVPHS Rule”), based upon a review of the Company’s MVPHS for the last 30 consecutive business days. The Nasdaq staff noted that the Company also does not meet the requirements under Listing Rule 5450(b)(3)(A), which requires the Company to have total assets and total revenue of at least $50 million each for the most recently completed fiscal year or two of the three most recently completed fiscal years.

The notification has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on Nasdaq under the symbol “LIMN” at this time.

Under the Nasdaq rules, the Company has been provided a compliance period of 180 calendar days, or until May 18, 2026, in which to regain compliance with the MVLS Rule. If at anytime during this compliance period the Company’s MVLS closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed. In the event the Company does not regain compliance with the MVLS Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. Alternatively, the Company may consider applying for a transfer to The Nasdaq Capital Market (the “Capital Market”), provided it meets the Capital Market’s continued listing requirements.

Under the Nasdaq rules, the Company has been provided a compliance period of 180 calendar days, or until May 18, 2026, in which to regain compliance with the the MVPHS Rule. If at anytime during this compliance period the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the written confirmation of compliance and this matter will be closed. In the event the Company does not regain compliance with the MVPHS Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. Alternatively, the Company may consider applying to transfer the Company’s securities to the Capital Market, provided it meets the Capital Market’s continued listing requirements.

The Company is working diligently to regain compliance with Nasdaq’s listing rules. However, there can be no assurance that the Company will be able to regain compliance within the prescribed time period.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements for purposes of the federal securities law that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will regain compliance with the Nasdaq listing rules during any compliance period or in the future, or otherwise meet Nasdaq continued listing standards. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2025

LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer